Exhibit 10.1
                              ------------

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT made as of March 1, 2004, by and between MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (hereinafter called the "Company"), having its principal place of business in the Town of Madison in the state of Connecticut, and DANIEL J. SAMELA, an individual residing at 201 Redwood Lane, Cheshire, Connecticut 06410 (hereinafter called "Employee").

                               W I T N E S S E T H

          WHEREAS, Employee desires to render faithful and efficient service to the Company; and

          WHEREAS, the Company desires receive the benefit of Employee's service ; and

          WHEREAS, Employee is willing to be employed by the Company; and

          WHEREAS, the Board of Directors of the Company, has determined that it is in the best interests of the Company and its shareholders to (i) assure that the Company will have the dedication and services of the Employee, notwithstanding the possibility, threat of occurrence of a Change of Control (as defined below) of the Company, and (ii) to provide the Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Employee will be satisfied and which are competitive with those of other corporations.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

          1. Offices.

          (a) The Company hereby employs Employee as its Assistant Treasurer for the transition period of March 1 - June 30, 2004 (the "Transition Period"). Employee hereby agrees to serve the Company in such capacity for the Transition Period. The parties agree that Employee will work with the Company's current Chief Financial Officer for the Transition Period, during which time Employee shall become familiar with the business operations and financial reporting functions of the Company.

          (b) Following the end of the Transition Period, Employee shall assume full responsibilities as Chief Financial and Accounting Officer and Acting Chief Executive Officer of the Company effective July 1, 2004. Employee hereby agrees to serve the Company in such capacities for the remainder of the Employment Period (as hereinafter defined). Employee will have such duties as are appropriate to his positions, and will have such authority as required to enable him to perform these duties. Consistent with the foregoing, the Employee shall comply with all reasonable instructions of the Board of Directors of the Company (the "Board").

          2. Term of Employment. Employee's employment shall be for the "Employment Period", with the term commencing March 1, 2004 and continuing for a period of three (3) years and thirty (30) days commencing as of said date. Such three (3) year, thirty (30) day term shall automatically be renewed on the same terms and conditions contained herein at the end of each thirty (30) day period such that at no time will the balance of the term of Employee's employment hereunder be less than three (3) years, unless the Employee elects to retire or unless this Agreement is sooner terminated in accordance with the terms hereof.

         3. Disability. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 16 of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee' employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to fulltime performance of the Employee's duties. For purposes of this Agreement, "Disability" shall be deemed to have occurred when Employee shall be unable to perform the duties of his employment with the Company for an aggregate period of more than 90 days in a consecutive period of 52 weeks as a result of incapacity due to mental or physical illness or impairment (other than as a result of addiction to alcohol or any drug) as determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative.

         4. Death. The Employment Period shall automatically terminate upon the death of Employee.

         5. Responsibilities.

         (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee by the Board hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. As part of his employment duties hereunder, Employee shall be required to make business trips to visit the principal business offices of the Company's majority-owned subsidiary, Magellan Petroleum Australia Limited ("MPAL"), located in Brisbane, Australia and other Australian locations of MPAL business operations, from time to time as reasonably requested by the Board.

         (b) During the Employment Period it shall not be a violation of this Agreement for the Employee to (i) serve on corporate, civic or charitable boards or committees,, or (ii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. In addition, Employee shall advise the Board not later than May 31, 2004 whether or not he intends, during the Employment Period, to continue to provide consulting services for H.L. Schiff, P.C., which shall not exceed 64 hours per month and which shall also be subject to the preceding sentence.

         6. Compensation; Benefit Plans and Programs.

                   (a) Base Salary. During the Transition Period, Employee shall receive an annual base salary of $125,000, pro rated for the four (4) months of such period. Commencing July 1, 2004 and during the remainder of the Employment Period, Employee shall receive an annual base salary of not less than $175,000 (the "Base Salary") which shall be payable in equal monthly installments in advance not later than the sixth day of each month. Commencing January 1, 2005, the Board may, in its sole and absolute discretion, increase the Employee's Base Salary in light of the Employee's performance, inflation, changes in the cost of living and other factors deemed relevant by the Board. The Compensation Committee of the Company's Board of Directors shall meet with the Employee annually to review the Employee's performance, objectives and compensation, including salary, bonus and stock options. If the Compensation Committee determines that any adjustments thereto are appropriate, such committee shall make a recommendation to the full Board and the Board shall make such adjustments, if any, as it deems appropriate and consistent with this Agreement.

                   (b) Bonus. During the Employment Period, Employee will be eligible to receive an annual bonus award (a "Bonus") of up to $25,000, if and as determined by the Board in its sole and absolute discretion after receiving the recommendation of the Compensation Committee. Following Employee's first year of employment hereunder, the Compensation Committee and Employee shall discuss the development of an incentive-based bonus plan for Employee which shall be based upon the achievement of suitable performance goals, which may include absolute or relative growth in earnings per share, rate of return on stockholders' equity, earnings per share, or other measurement of corporate performance and may be determined by the Compensation Committee in its sole discretion after consultation with Employee.

                   (c) Grant of Non-Qualified Stock Option. As soon as practicable after the date of execution of this Agreement, Employee shall be granted a non-qualified stock option (the "Stock Option") under the Magellan Petroleum Corporation 1998 Stock Option Plan (the "Option Plan"), which Stock Option shall entitle Employee to purchase up to Thirty Thousand (30,000) shares of Common Stock of the Company. The exercise price per share of the Stock Option shall be $1.75, which shall be equal to the closing price per share of the Company's common stock as reported by the Nasdaq Stock Market, Inc. on March 1, 2004. The Stock Option shall have a term of ten (10) years commencing on March 1, 2004. The shares covered by the Stock Option shall vest in equal annual installments, each such installment covering 10,000 of the shares covered thereby, as of the first, second and third anniversaries of March 1, 2004; provided, however, that all future vesting of the Stock Option shall be expressly conditioned on this Agreement not having been terminated and continuing in full force and effect. These and any other terms and conditions of the Stock Option shall be set forth in a written agreement, the form and content of which shall be substantially similar to the option agreements evidencing other awards under the Plan. Future awards of stock options under the Plan (or any successor plan), if any, shall be made by the Board in its sole discretion, after receipt of a recommendation by the Compensation Committee.

                   (d) Benefit Plans; Retirement Program. The Company shall make an annual contribution of 15% of Employee's total Base Salary and Bonus to the Company's SEP/IRA plan. During the Employment Period, Employee shall be eligible for participation in all other incentive, bonus and benefit plans and programs made available by the Company to its employees.

                  (e) Insurance Coverage. During the Employment Period, the Company shall reimburse Employee a maximum of $15,000 per year family health insurance coverage, which shall consist of medical, prescription and dental benefits, as well as short and long term disability insurance coverage. In addition, the Company shall purchase a term life insurance policy with coverage of up to $300,000 to supplement Employee's existing term life insurance coverage.

                  (f) Vacation and Holidays. During the Employment Period, the Employee will be entitled to paid vacation leave of four (4) weeks per year. The Employee will be entitled to such holidays as are established by the Company for all employees.

         7. Business Expenses. During the Employment Period the Company shall allow Employee his reasonable expenses of travel and business entertainment incurred in the performance of his duties hereunder, subject to the rules and regulations adopted by the Company for the handling of such business expenses.

         8. Office Relocation and Expenses; Administrative Support Services.

                 (a) Office Relocation. During the Transition Period, the parties intend that Employee shall perform services hereunder at the offices of the Company located in Madison, Connecticut. As soon as practicable, the Company and Employee shall cooperate to identify and lease a new office facility for the Company at a location within the State of Connecticut to be selected by Employee and mutually agreeable to the Company. The Company shall provide a reasonable allowance to Employee to relocate the offices of the Company to the location selected under this Section 8(a).

                 (b) Office Expenses and Rent; Administrative Support Services. Following the relocation of the Company's offices, the Company shall reimburse the costs of maintaining and operating Employee's office. The Company shall provide Employee with administrative support services at Employee's office, as reasonably determined by Employee.

         9. Termination Without Cause. In the event that Employee is terminated without Cause and while this Agreement is in effect:

                   (a) the Company shall pay to Employee an amount equal to three (3) times the sum of (x) the Employee's annual Base Salary in effect at the Date of Termination and (y) the average of the Employee's annual Bonus paid for the three full fiscal years preceding the date of termination of the Employment Period; and

                   (b) all options granted to him shall be vested and exercisable to the extent provided in the applicable agreements relating thereto.

                   (c) For purposes of this Agreement, "Cause" shall be limited to and mean only the following:

                  (i) Misappropriating any funds or property of the Company;

                  (ii) Attempting to obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interest of the Company, unless Employee shall have first obtained the consent of the Board of Directors;

                  (iii) Neglect or unreasonable refusal or continued failure (other than any such failure resulting from incapacity due to physical or mental illness) to perform the duties assigned to Employee under or pursuant to this Agreement; or

                  (iv) Being convicted of any felony or an offense involving moral turpitude.

          10. Grounds for Termination of Employment. The Company may terminate the Employment Period by written notice to Employee, specifying the ground or grounds for such termination, if any, but should the Employee's termination be without Cause, the provisions of section 9 of this Agreement will be applicable.

          11. Effect of Termination of the Employment Period. Upon the termination of the Employment Period, this Agreement shall terminate, and all of the parties' obligations hereunder shall forthwith terminate, except that rights and remedies accruing prior to such termination or arising out of this Agreement shall survive.

          12. Change of Control. In the event of a Change of Control, as defined herein, the provisions of this Section 12 shall supersede the provisions of Sections 3 through 10 of this Agreement, except as otherwise provided herein.

                   (a) Effective Date. The "Effective Date" shall mean the date upon which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean and a Change of Control shall be deemed to occur on the date immediately prior to the date of such termination of employment.

                    (b) Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                           (i) the acquisition by any individual, entity or
Group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (iii) of this paragraph (b); or

                           (ii) Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

                           (iii) consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (iv) Approval by the shareholders of the Company of a
complete liquidation or dissolution of the Company.

         Anything herein to the contrary notwithstanding, if the Incumbent Board (as defined in Section 12(b)(ii) hereof) by a majority vote of directors then in office, consents in advance to any action, event, or occurrence set forth in Sections 12(b)(i), (ii), (iii) or (iv) hereof which would otherwise be deemed to be a Change in Control, such action, event, or occurrence shall not be deemed to be a Change in Control.

                  (c) Terms of Employment Following Change of Control. During the Employment Period following a Change of Control, the Employee shall continue to receive the same compensation (other than the initial award of the Stock Option), retirement benefits, insurance coverage and vacation and holiday benefits described in Section 6 of this Agreement.

                   (d) Termination of Employment Following Change of Control.

                           (i) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period following a Change of Control. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period following a Change of Control, the provisions of section 3 hereof shall be applicable.

                           (ii) Cause. The Company may terminate the Employee's employment during the Employment Period following a Change of Control for Cause, as said term is defined in Section 9(c) hereof.

                           (iii) Good Reason. The Employee's employment may be terminated by the Employee during the Employment Period following a Change of Control for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                                    (A) the assignment to the Employee of any
                  duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 12(c), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for that purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                                     (B) any failure by the Company to comply
                  with any of the provisions of Section 12(c), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                                     (C) the Company's requiring the Employee to
                  be based at any office or location other than as provided in
                  Section 8 hereof or the Company's requiring the Employee to travel on Company business to a substantially greater extent that required immediately prior to the Effective Date;

                                     (D) any purported termination by the
                  Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

                                     (E) any failure by the Company to comply
                  with and satisfy Section 18(c) of this Agreement.

For purposes of this subparagraph (d)(iii), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

                           (iv) Notice of Termination. Any termination by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 16 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (A) indicates the specific termination provision in this Agreement relied upon, (B) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (C) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

                            (v) Date of Termination. "Date of Termination" means
         (A) if the Employee's employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (B) if the Employee's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (C) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

                   (e) Obliqations of the Company upon Termination of Employment Following a Change of Control.

                            (i) Good Reason: other Than for Cause, Death or Disability and Within Two Years. If, during the Employment Period following a Change of Control and within the two (2) year period following a Change of Control, the Company shall terminate the Employee's employment other than for Cause or Disability or the Employee shall terminate employment for Good Reason, then:

                                    (A) the Company shall pay to the Employee in
                  a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                            (1) the sum of (I) the Employee's
                                    Annual Base Salary through the Date of
                                    Termination to the extent not theretofore paid, (II) the product of (x) the average of the Employee's annual Bonus paid for the three full fiscal years preceding the date of termination of the Employment Period and
                                    (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (III) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (I), (II), and (III) shall be hereinafter referred to as the "Accrued Obligation"); and

                                            (2) An amount equal to three (3)
                                    times the sum of (x) the Employee's annual
                                    Base Salary in effect at the Date of
                                    Termination and (y) the average of the
                                    Employee's annual Bonus paid for the three full fiscal years preceding the date of termination of the Employment Period.

                                    (B) for three years after the Employee's
                  Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to reimburse the Employee up to a maximum of $15,000 for medical benefits and insurance coverage to the Employee and/or the Employee's family, provided, however, that if the Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

                                    (C) to the extent not theretofore paid or
                  provided, the Company shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                                    (D) all options granted to him shall be
                  vested and exercisable to the extent provided in the applicable agreements relating thereto.

                                    (ii) Good Reason: Other Than for Cause,
                  Death or Disability and After Two Years. If, during the Employment period following a Change of Control, and after two (2) years have elapsed following a Change of Control, the Company shall terminate the Employee's employment other than for Cause or Disability or the Employee shall terminate employment for Good Reason, the provisions of subparagraph (e)(i) of this Section 12 shall not apply, and the following provisions shall apply instead:

                                    (A) the Company shall pay to Employee an
                  amount equal to his then current annual Base Salary; plus the average of the Employee's annual Bonus paid for the three full fiscal years preceding the date of termination of the Employment Period; and

                                    (B) all options granted to him shall be
                  vested and exercisable to the extent provided in the applicable agreements relating thereto.

                            (iii) Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period following a Change of Control, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits, if any. Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                            (iv) Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period following a Change of Control, this Agreement shall terminate without further obligations to the Employee, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits, if any. Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

                            (v) Cause: Other than for Good Reason. If the Employee's employment shall be terminated for Cause during the Employment Period following a Change of Control, this Agreement shall terminate without further obligations to the Employer other than the obligation to pay to the Employee (x) his annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Employee, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Employee voluntarily terminates employment during the Employment Period following a Change of Control, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than for Accrued obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

          13. Payment Limit.

                  (a) Notwithstanding the other provisions of this Employment Agreement, the Company shall make no payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 or any successor provision.

                  (b) In the event that the accounting firm selected in accordance with Section 13(e) hereof (the "Auditors") determines that any payment or benefit provided by the Company to or for the benefit of the Employee, whether paid, payable or provided pursuant to the terms of this Agreement or otherwise (a "Payment") would constitute an excess parachute payment, then the aggregate present value of the Payments pursuant to this Agreement shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to constitute an excess parachute payment.

                   (c) If the Auditors determine that any Payment would constitute an excess parachute payment, then the Company shall promptly give the Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Employee may then elect, in his sole discretion, which and how much of the Payments under this Agreement shall be eliminated or reduced in order that no Payment shall constitute an excess parachute payment, and shall advise the Company in writing of his election within 10 days of receipt of notice. If no such election is made by the Employee within such 10-day period, then the Company may elect which and how much of the Payments under this Agreement shall be eliminated or reduced and shall notify the Employee promptly of such election.

                  (d) All determinations made by the Auditors shall be binding upon the Company and the Employee and shall be made within 60 days of the Employee's Date of Termination.

                   (e) The Auditors shall be a national accounting firm selected by mutual agreement of the Company and the Employee and may, but need not be, the auditors of the Company.

          14. Restrictive Covenants. Employee shall not, during the Employment Period, directly or indirectly, alone or as a member of a partnership or association, or as an officer, director, advisor, consultant, agent or employee of any other company, be engaged in or concerned with any other business duties or pursuits requiring his personal services except as may be permitted under
 Section 5 hereof or otherwise with the prior written consent of the Board of Directors of the Company. Nothing herein contained shall preclude the ownership by Employee of stocks or other investment securities.

          15. Trade Secrets and Non-compete. Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries or affiliates and which shall not be or become public knowledge (other than by act by the Employee or representatives of the Employee in violation of this Agreement). Employee hereby covenants and agrees to use his best efforts and the utmost diligence to guard and protect such confidential information, knowledge and data and that he will not, without the prior written consent of the Company, for a period of three (3) years following the termination of this Agreement use for himself or others or disclose or permit to be disclosed to any third party by any method whatsoever any such confidential information, knowledge and data of the Company. For purposes of this paragraph, confidential information, knowledge or data shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, devices, programs, computer software, writings, research, personnel information, customer information, financial information, plans or any information of whatever nature, in the possession or control of the Company which gives to the Employee an opportunity to obtain an advantage over competitors who do not know or use it.

          Employee recognizes that the Company is engaged in a highly competitive business. Therefore, Employee further covenants that for a period of one (1) year after ceasing employment with the Company he shall not, without the prior written approval of the Board of Directors of the Company:

                  (a) become an officer, employee, agent or partner.of any business enterprise in substantial direct competition with the Company (or any of its subsidiaries or affiliates), as the business of the Company (or any such subsidiary or affiliate) may be constituted during the term of employment or at the termination thereof.

                   (b) interfere with the relationship of the Company and any employee, agent or representative;

                   (c) directly or indirectly divert or attempt to divert from the Company any business in which the Company has been actively engaged during the past three (3) years nor interfere with relationships of the Company with policyholders, dealers, distributors, marketers, sources of supply, or customers; or

                   (d) engage in any pattern of conduct that involves the making or publishing or written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging or damaging to the integrity, reputation or good will of the Company and its management.

Employee further specifically acknowledges that the geographic area to which the covenants contained in paragraphs (a) through (d) applies is the same geographic area in which he performed services for the Company during the past three (3) years. In the event that Employee is terminated without Cause, Employee will not be subject to the covenants set forth in this Section.

         If the provisions of this Section 16 are violated, in whole or in part, the Company shall be entitled to seek, upon application to any court of proper jurisdiction and an appropriate showing to such court, a temporary restraining order or preliminary injunction to restrain and enjoin the Employee from such violation without prejudice to any other remedies the Company may have at law or in equity. Further, in the event that the provisions of this Section 16 should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, the Employee and the Company agree that such provisions shall be and hereby are reformed to the maximum time, geographic or occupational limitations permitted by the applicable laws.

         16. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail return receipt requested, postage prepaid, addressed as follows:

         If to the Employee

         Daniel J. Samela
         201 Redwood Lane
         Cheshire, Connecticut 06410

         If to the Company:

         Magellan Petroleum Corporation
         c/o Murtha Cullina LLP
         CityPlace I
         185 Asylum Street
         Hartford, Connecticut 06103-3469
         Attention:  Timothy L. Largay, Esq.

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          17. Alternative Dispute Resolution. Any controversy, dispute or questions arising out of, in connection with or in relation to this Agreement or its interpretation, performance or nonperformance or any breach thereof shall be resolved through mediation. In the event mediation fails to resolve the dispute within 60 days after a mediator has been agreed upon or such other longer period as may be agreed to by the parties, such controversy, dispute or question shall be settled by arbitration in accordance with the Center for Public Resources Rules for NonAdministered Arbitration of Business Disputes, by a sole arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Hartford, Connecticut.

          18.      Successors.

                   (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

                   (b) This Agreement shall inure to the benefit or and be binding upon the Company and its successors and assigns.

                   (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          19.      Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force and effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                   (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (c) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (d) The Employee's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason following a Change of Control pursuant to Section 12(d)(iii) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                                              * * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MAGELLAN PETROLEUM CORPORATION


                                                 By /s/ James R. Joyce
                                                    ---------------------
                                                    James R. Joyce
                                                    President

                                                    /s/ Daniel J. Samela
                                                    --------------------
                                                    Daniel J. Samela
                                                    Employee